EXHIBIT 99.2

STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. SECTION 1350

With reference to the Quarterly Report of Advanced Fibre Communications, Inc. (the Company) on Form 10-Q for the period ending March 31, 2003 (the Report), I, John A. Schofield, the chief executive officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

I.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

II.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ John A. Schofield John A. Schofield

May 8, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. SECTION 1350

With reference to the Quarterly Report of Advanced Fibre Communications, Inc. (the Company) on Form 10-Q for the period ending March 31, 2003 (the Report), I, Keith E. Pratt, the chief financial officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

I.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

II.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Keith E. Pratt Keith E. Pratt

May 8, 2003

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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